THE BEAR STEARNS COMPANIES INC.
                                IncomeNotes(SM)
          With Maturities of Nine Months or More from Date of Issue


Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 28
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: June 21, 2004
Issue Date: June 24, 2004
The date of this Pricing Supplement is June 21, 2004


Fixed Rate Notes
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                                                                                                                       Interest
                                               Maturity        Price to     Discounts &                                 Payment
   CUSIP#               Interest Rate            Date           Public      Commissions     Reallowance     Dealer     Frequency
-----------------------------------------------------------------------------------------------------------------------------------
  07387EFM4                 6.00%                6/15/2019    100.00%        2.00%          0.350%        98.40%      Semi
------------------------------------------------------------------------------------------------------------------------------------
  07387EFN2                 6.30%                6/15/2029    100.00%        2.50%          0.350%        98.00%      Semi
-----------------------------------------------------------------------------------------------------------------------------------



                                                 Subject to Redemption
                                                 ---------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Aggregate
First Interest   First Interest    Survivor's                                                             Principal
 Payment Date    Payment Amount      Option      Yes/No     Date and Terms of Redemption                   Amount       Net Proceeds
------------------------------------------------------------------------------------------------------------------------------------
  12/15/2004       $28.50            Yes          Yes       Commencing on 6/15/2007 and on the 15th of    $1,595,000     $1,563,100
                                                            each month thereafter until Maturity, the
                                                            Notes may be called in whole at par at the
                                                            option of the Company on ten calendar days
                                                            notice.
------------------------------------------------------------------------------------------------------------------------------------
  12/15/2004       $29.93            Yes          Yes       Commencing on 6/15/2009 and on the 15th of    $6,397,000     $6,237,075
                                                            each month thereafter until Maturity, the
                                                            Notes may be called in whole at par at the
                                                            option of the Company on ten calendar  days
                                                            notice.
------------------------------------------------------------------------------------------------------------------------------------

                                       ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.